                                                                   EXHIBIT 10.23

                                                                  EXECUTION COPY

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                   ----------------------------------------

        THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the 3rd day of March, 1999, effective as of the Effective Date (as such term is hereinafter defined), by and between CB RICHARD ELLIS SERVICES, INC. (the "Company"), and JAMES J. DIDION ("Executive").

                              W I T N E S S E T H:

        WHEREAS, Executive and the Company have entered into the Employment Agreement, dated as of June 1, 1997 (the "Existing Employment Agreement"),
                                          -----------------------------
providing for the Company's employment of Executive as the Chairman of the Board and Chief Executive Officer of the Company;

        WHEREAS, Executive wishes to resign from the position of Chief Executive Officer on the Effective Date but continue as an employee of the Company in a different capacity; and

        WHEREAS, Executive and the Company deem it to be in their respective best interests to amend and restate the Existing Employment Agreement upon the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, it is hereby agreed as follows:

        1.  Effective Date; Pro Rata Bonus.
            ------------------------------
            (a) From the date of this Agreement until the later of May 18, 1999 or such other date on which the 1999 annual meeting of the Company's shareholders is held and the Company designates a new Chief Executive Officer (the "Trigger Date"), the Company agrees to continue to pay to Executive the
      ------------
base salary, bonus and benefits set forth in the Existing Employment Agreement, payable in regular installments in accordance with the Company's normal payroll procedures. On the Trigger Date, Executive shall submit a letter of resignation to the Board of Directors of the Company (the "Board of Directors") to resign
                                               ------------------
from the position of Chief Executive Officer and this Agreement shall become effective on the date (the "Effective Date") immediately following the Trigger
                            --------------
Date; provided, however, that in the event the Board of Directors refuses to
      -----------------
accept Executive's resignation and Executive is reinstated as the Chief Executive Officer on the Trigger Date, this Agreement shall become null and void and the Existing Employment Agreement shall continue in full force in effect.

        (b) In all events, Executive shall be entitled to receive a pro-rata portion of the annual bonus ("Pro-Rata Bonus") which he would have earned under
                              --------------
the Existing Employment Agreement if he were employed as the Chief Executive Officer of the Company for the entire 1999 calender year, with such pro-rata portion being calculated as the product of the annual bonus multiplied by a fraction, the numerator of which is the number of days employed as the Chief Executive Officer of the Company in 1999 and the denominator of which is 365 days. In addition, in the event, and only to the extent, Executive receive such Pro-Rata Bonus for calendar year 1999 (which Pro-Rata Bonus shall constitute an "annual bonus award" under the Equity Promissory Note) and the amount of such Pro-Rata Bonus results in forgiveness of interest accrued on the Equity Promissory Note during calendar year 1999 under the existing formula set forth in Section 3 thereof, Executive will be entitled to have such interest accrued in 1999 forgiven. For purposes of this Agreement, the term "Equity Promissory
                                                            -----------------
Note" shall mean the Promissory Note, dated August 12, 1996, made by Executive
----
in favor of the Company in the original principal amount of $1750,270.00 in connection with Executive's purchase of the Company's shares under the "Equity Incentive Plan" of the Company.

        2.  Duties. The Company hereby agrees to employ Executive as its
            ------
Chairman of the Board and Senior Advisor for the "Employment Period" (as such term is hereinafter defined); provided, however, that in the event the Board of Directors or Executive shall have determined on or before December 31, 1999 or at time thereafter that Executive shall resign from the position of the Chairman of the Board, (a) Executive's title shall change automatically to Senior Advisor without any further action on the part of the parties hereto and (b) at any time thereafter, Executive shall have the right to modify his status with the Company from an employee to an independent contractor during the Employment period and, to the extent permitted by the applicable law, all of the provisions of this Agreement shall continue to remain in full force and effect during the remainder of the Employment Period. The Company and Executive hereby agree to enter into any and all agreements necessary to effectuate the purpose of clause (b) of this
Section 2, including amendments to Executive's existing stock option agreements to provide that such stock options will continue to vest and remain outstanding while Executive continues as an independent contractor to the same extent as if he remained an employee. Executive in either capacity agrees to use his best efforts during the Employment Period to protect, encourage and promote the interests of the Company and its subsidiaries and affiliates (collectively, the "Affiliates"). During the Employment Period, Executive shall also perform such other duties consistent with the offices held by Executive, including overseas business travels, as may be reasonably assigned to him from time to time by the Chief Executive Officer of the Company, and will devote substantial time and attention to such duties, except while on sick leave, reasonable vacations and excused leaves of absence; provided, however, that Executive shall not be required to perform services in
--------  -------
excess of 100 hours per month (including travel time).

    3.  Compensation and Benefits.
        -------------------------

        (a) The Company agrees to pay to Executive an annual base salary during the Employment Period equal to five hundred thousand dollars ($500,000) per year ("Base Salary"), provided that during the period from and after the
       -----------
Effective Date to and including December 31, 1999, Executive shall receive a pro-rata portion his Base Salary, in each case payable in regular installments in accordance with the Company's normal payroll procedures.

        (b) The Company shall furnish Executive with, and Executive shall be allowed full use of, office facilities, secretarial and clerical assistance, and other Company property and services of quality, nature and to the extent made available to senior executive employees of the Company from time to time, including a Company office (a "Personal Office"), initially in Monterey,
                               ---------------
County, with one secretarial employee of the Company mutually agreeable to Executive and the Company, which Personal Office shall be similar in quality to an office of the Company used by Executive immediately prior to the Effective Date, and the Company shall pay for all reasonable expenses for the operation of such Personal Office.

        (c) Executive shall be eligible to participate in the life, health, long-term disability insurance, deferred compensation plans and 401(k) plan of the Company (the "Company Benefit Plans") available to other senior
                          ---------------------
executive employees of the Company, provided that upon the change in Executive's status from an employee to an independent contractor pursuant to Section 2(b) hereof. Executive shall have the right to terminate his participation in any deferred compensation plan.

        (d) Executive shall be allowed 5 weeks of vacation and paid leaves of absence on the same basis as other senior executive employees of the Company.

        (e) The Company will reimburse Executive for reasonable business expenses in performing Executive's duties and promoting the businesses of the Company and its Affiliates, including, without limitation, reasonable entertaining expenses, automobile expenses, and travel and lodging, when incurred in connection with business matters of the Company or an Affiliate assigned to Executive from time to time. The cost of these items shall be borne by the Company upon presentation of an itemized expense voucher.

        (f) The payment of interest on the existing Equity Promissory Note and the existing Promissory Note, dated October 15, 1998, made by Executive in favor of the Company in the original principal amount of $838,125.00 in connection with Executive's exercise of the stock options under the "Service Providers Stock Option Plan" of the Company (the "Option Promissory Note") shall
                                                 ------------------------
be deferred until, and all such deferred interest shall become due and payable on, the applicable maturity date of each of the Equity Promissory Note and the Option Promissory Note, subject, however, to the provisions of each such promissory note relating to mandatory prepayment of interest and principal thereunder upon the occurrence of certain specified events, including, without limitation, transfer of such Company shares by Executive to another person or entity. Interest which is deferred under this Section 3(f) will accrue at simple interest, not compound interest.

     4. Employment Period  As used herein, the phrase "Employment Period" shall
        -----------------                             -------------------
mean the period commencing on the Effective Date and ending on the 10th anniversary thereof. Notwithstanding the foregoing, the Employment Period shall expire on the first to occur of the following:

        (a) Termination without Cause. If the Employment Period is terminated by
            -------------------------
the Company without Cause, Executive shall be entitled to continue to receive his Base Salary for the period beginning on the date of such termination and ending on the 10th anniversary of the Effective Date. The payments of Executive's Base Salary by the Company under this Section 4(a) will be made periodically in the same amounts and at the same intervals as if the Employment Period had not ended and Executive's Base Salary otherwise continued to be paid. In addition, (1) all unvested stock options and unvested "Equity Incentive Plan" shares previously granted to Executive shall automatically vest in full and (ii) the Company shall provide Executive with substantially the same level of medical benefits in effect for Executive as of the date of Executive's termination, with Executive remaining obligated to continue to pay employee contributions towards such coverage at the same level as in effect as of the date of Executive's termination until the earlier of (A) the expiration of the Employment Period and
(B) the date Executive becomes employed by another party. Executive shall not be required to mitigate the amount of any payment or benefit provided for under this Section 4 (a) by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 4(a) be reduced by any compensation earned by Executive as a result of other employment. Payment to Executive pursuant to this Section 4(a) shall constitute the entire obligation of the Company for severance pay and full settlement of any claim for severance pay under law or in equity that Executive might otherwise assert against the Company or any of its employees, officers or directors on account of the Company's termination of the Employment Period without Cause. Executive shall remain entitled to any benefits which are then due to him under the Company Benefit Plans.

     (b)  Termination for Cause. The Company shall have the right to terminate
          ---------------------
Executive's employment at any time for Cause by giving Executive written notice of the effective date of termination (which effective date may, except as otherwise provided below, be the date of such notice). For purposes of this Agreement, "Cause" shall mean:
            -----

          (i) fraud, misappropriation, embezzlement or other proven, felonious act of willful and material misconduct against the Company or any of its Affiliates;

          (ii) willful and substantial failure to render services (except by reason of Disability (as such term is hereinafter defined) or incapacity) or comply with the agreements and covenants set forth herein in accordance with the terms of this Agreement, provided that (A) a demand for performance of services had been delivered to Executive by the Chief Executive Officer of the Company at least thirty (30) days prior to termination identifying the manner in which such Chief Executive Officer believes that Executive has failed to perform or comply and (B) Executive has thereafter failed to remedy such failure to perform or comply; or

          (iii) conviction of or plea of guilty or nolo contendere to a felony.

If the Company terminates Executive's employment for any of the reasons set forth in this Section 4(b), the Company shall have no further obligations hereunder from and after the effective date of termination and shall have all other rights and remedies available under this or any other agreement and at law or in equity, except that Executive shall remain entitled to any benefits which are then due to him under the Company Benefit Plans. If Executive's employment is terminated for Cause and Executive does not consent to such termination, such termination shall not be considered effective and Executive's rights under this Agreement during the Employment Period shall continue (including, without limitation, the provisions of Section 3 hereof) until the existence of such Cause has been determined by an independent arbitrator appointed by the American Arbitration Association and either party's rights to petition a court of law for a decision in the matter have been exhausted. In connection with the appointment of an arbitrator, both parties agree to submit the question to final and binding arbitration in San Francisco, California by an appointee of the American Arbitration Association and to cooperate with the arbitrator.
If the arbitrator determines that Executive's termination was for Cause, then Executive shall repay to the Company all compensation received pursuant to
Section 3 hereof during the period commencing upon Executive's termination and ending upon the arbitrator's final determination.

          (c)  Termination on Account of Disability.  If the Employment Period
               ------------------------------------
is terminated by the Company because of Executive's Disability (as such term is hereinafter defined), in addition to any benefits paid or payable to Executive under any long-term disability insurance policy maintained for the benefit of Executive, Executive shall be entitled to continue to receive his Base Salary for the period beginning on the date of such termination and ending on the
10th anniversary of the Effective Date. The payments of Executive's Base Salary by the Company under this Section 4(c) will be made periodically in the same amounts and at the same intervals as if the Employment Period had not ended and Executive's Base Salary otherwise continued to be paid. For purposes of this Agreement, "Disability" shall mean Executive's inability to perform his duties
            ----------
under this Agreement for one hundred eighty (180) consecutive days during any twelve (12) month period due to illness, accident or other incapacity (as determined in good faith by a physician mutually acceptable to the Company and Executive). All unvested stock options and unvested "Equity Incentive Plan" shares previously granted to Executive shall vest in full upon Executive's Disability. Executive shall remain entitled to any benefits which are then due to him under the Company Benefit Plans.

          (d)  Termination on Account of Death.  In the event of Executive's
               -------------------------------
death during the Employment Period, in addition to any benefits paid or payable to Executive under any life insurance policy maintained by Executive, the Company shall pay to such person or persons, as Executive may specifically designate (successively or contingently) to receive payments under this Agreement following Executive's death (the "Designated Beneficiary"),
                                            ----------------------
Executive's Base Salary for the period beginning on the date of such termination and ending on the 10th anniversary of the Effective Date. The payments of Executive's Base Salary by the Company under this Section 4(d) will be made periodically in the same amounts and at the same intervals as if the Employment Period had not ended and Executive's Base Salary otherwise continued to be paid. All unvested stock options and unvested "Equity Incentive

Plan" shares previously granted to Executive shall vest in full upon Executive's death.

        (e) Voluntary Termination by Executive. In the event that Executive's
            ----------------------------------
service with the Company is voluntarily terminated by Executive (excluding a change in his status from an employee to an independent contractor pursuant to
Section 2(b) hereof), the Company shall have no further obligations hereunder from and after the effective date of such termination and shall have all other rights and remedies available under this or any other agreement and at law or in equity. Executive shall remain entitled to any benefits accrued by him prior to the date of termination under the Company Benefit Plans.

    5. Confidential Information.
       ------------------------

        (a) Executive agrees that any and all confidential knowledge or information, including but not limited to customer lists, books, records, data, formulae, specifications, inventions, processes and methods, developments, and improvements, which has or have been or may be obtained or learned by Executive in the course of his employment with the Company, will be held confidential by Executive and that Executive will not disclose the same to any person outside the Company either during his employment with the Company or after his of employment with the Company has terminated.

        (b) Executive agrees that upon termination of his employment with the Company, he will immediately surrender and turn over to the Company all customer lists, books, records, forms, specifications, formulae, data, and all papers and writings relating to the business of the Company and other property belonging to the Company, it being understood and agreed that the same are the sole property of the Company and the Executive will not make or retain any copies thereof.

        (c) Executive agrees that all inventions, developments or improvements which he makes, conceives, invents, discovers or otherwise acquires during his employment with the Company in the scope of his responsibilities or otherwise shall become the sole property of the Company.

    6. Non-Competition; Non-Solicitation.
       ---------------------------------

        (a) Executive acknowledges that, in the course of his employment with the Company, he has become familiar, or will become familiar, with the Company's trade secrets and with other confidential Information concerning the Company and that his services have been and will be of special, unique and extraordinary value to the Company. Therefore, Executive agrees that, during the

GEmployment Period (the "Non-Compete Period"), he shall not directly or
                        --------------------
indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or any of its Affiliates as such businesses exist or are in the active process (such that the Company or such Affiliate has expended significant resources, either in terms of time, effort or money) of being formed or acquired as of the date of the termination of Executive's employment, within any Restricted Territory. For purposes of this Agreement, the term "Restricted
                                                                ----------
Territory" means (A) the State of California; (B) any other state in the
---------
continental United States; (C) Alaska and Hawaii; and (D) any other territory or possession of the United States. Nothing herein shall prohibit Executive from being a member of the board of directors of or owning an equity interest in any real estate investment trust, real estate operating company or any other real estate or other company not competing with the Company or any of its Affiliates, provided that at least 30 days prior to becoming a member of the board of directors of any company, Executive shall deliver a written notice to the Company, together with a description of Executive's involvement or role in such company. This Section 6(a) shall not apply to (y) Executive or Executive and one or more partners of Executive investing directly (or indirectly through an intervening entity) in real estate or (z) Executive or such partners or entity providing services with respect to such real estate or such entity so long as no fees, other than the reimbursement of costs, are charged, directly or indirectly, by Executive or such partners or entity for such services.

     (b) During the Non-Compete Period, Executive shall not directly or indirectly through another person or entity (i) induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee thereof,
(ii) hire any person who was an employee of the Company until six months after such individual's employment relationship with the Company has been terminated or (iii) induce or attempt to induce any customer, licensee or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company.

      7. Injunctive Relief.  Because Executive's services are unique and because
         -----------------
Executive has access to Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of Section 5 or 6 of this Agreement, the Company or its successors or assigns may, in addition to other rights or remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

     8.  Keyman Life and Disability Insurance. The Company may, for its own
          ------------------------------------
benefit, maintain "keyman" life and disability insurance policies covering Executive. Executive shall cooperate with the Company and provide such information or other assistance as the Company may reasonably request in connection with the Company obtaining and maintaining such policies.

     9. Change in Control. In the event of a Change in Control (as such term is hereinafter defined) of the Company, (a) all unvested stock options and unvested "Equity Incentive Plan" shares previously granted to Executive shall vest in full and (b) the Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession or assignment had taken place. For purposes of this Agreement, the term "Company"
                                                                      -------
shall include any successor or assign to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise and the term "Change in Control" means (i) the dissolution or liquidation of the
              -----------------
Company; (ii) a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation; (iii) approval by the stockholders of the Company of any sale, lease, exchange or other transfer (in one or a series of transactions) of all or substantially all of the assets of the Company; (iv) approval by the stockholders of the Company of any merger or consolidation of the Company in which the holders of the voting stock of the Company immediately before the merger or consolidation will not own fifty percent (50%) or more of the outstanding voting shares of the continuing or surviving corporation immediately after such merger or consolidation; or (v) a change of 50% or more (rounded to the next whole person) in the membership of the Board of Directors within a 12-month period, unless the election or nomination for election by stockholders of each new director within such period was approved by the vote of at least 75% (rounded to the next whole person) of the directors then still in office who were in office at the beginning of the 12-month period.

       10.   Representations.
             ---------------

             (a)  Executive hereby represents and warrants to the Company that
(i) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject, and (ii) Executive is not a party to or bound by any employment agreement, consulting agreement, non-compete agreement, confidentiality agreement or similar agreement with any other person or entity.

             (b)  The Company hereby represents and warrants to Executive that
(i) this Agreement has been duly authorized by all necessary corporate action on the part of the Company; and (ii) the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which the Company is a party or any judgment, order or decree to which the Company is subject.

       11.  Release.
            -------
            (a) Executive, for Executive, Executive's successors, administrators, heirs and assigns, hereby fully and generally releases, waives and forever discharges the Company and its stockholders, directors, officers, employees, agents and attorneys, whether past, present or future (the "Release
                                                                       -------
Parties"), from any and all actions, suits, debts, demands, damages, claims,
-------
judgments, liabilities, benefits or other remedial relief of any nature, including, costs and atttorneys' fees, based on acts or occurrences prior to execution of this Agreement, whether known or unknown, including, without limitation, all claims arising out of Executive's employment prior to and on the date of this Agreement with the Company, as the case may be, their respective subsidiaries and affiliates, their predecessors, successors, assigns, such as (by way of example only) any claim for compensation or other benefits apart from the benefits stated herein and which are provided to Executive under the Company Benefit Plans; material breach of contract; impairment of economic opportunity; any claim under common-law or equity; any tort; claims for reimbursements; claims for commissions; implied or express employment contracts and/or estoppel; or claims for employment discrimination under the Age Discrimination in Employment Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Rehabilitation Act of 1973, as amended, the Americans with Disabilities Act of 1990, as amended, the Civil Rights Act of 1866 and 1991, as amended, the Employee Retirement Income Security Act of 1974, as amended, or any other state, federal or local law, statute, or regulation.

Executive acknowledges and agrees that this release is an essential and material term of this Agreement and that, without such release, no agreement would have been reached by the parties and no benefits under this Agreement would have been paid. Executive understands and acknowledges the significance and consequences of this Agreement.

          (b) Executive represents that Executive has not engaged in any breach of fiduciary duty or criminal activity towards the Company. In reliance upon and conditioned upon the representations by Executive contained in this Agreement, the Company hereby releases Executive from any and all claims, suits, demands, actions or causes of action of any kind or nature whatsoever, whether the underlying facts are known or unknown, which the Company has or now claims, or might have or claim, pertaining to or arising out of Executive's employment by the Company prior to and on the date of this Agreement and agrees not to sue Executive concerning such claims. This release shall run to and be for the benefit of Executive and her heirs and assigns. This release shall run to and be binding upon the Company, and its successors, assigns and transferees.

      12.  Miscellaneous.  This Agreement shall also be subject to the following
           -------------
miscellaneous considerations:

          (a) The Company shall, to the maximum extent permitted by law, indemnify Executive against expenses (including, without limitation, reasonable attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceedings arising by reason of the fact that Executive is or was an employee, officer, independent contractor or agent of the Company or any of its Affiliates. The Company shall advance to Executive expenses incurred in defending any such proceedings to the maximum extent permitted by law. Any change in Executive's status from an employee to an independent contractor pursuant to Section 2(b) hereof shall not change in any way his rights to be indemnified under this Section 12(a). The Company's obligations under this provision shall not cease upon termination of this Agreement.

           (b) In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party in such action, as determined by the Court in a final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys' fees incurred therein by such party or parties (including without limitation such costs, expenses and fees on any appeals), and if such successful party or parties shall recover judgment in any such action or proceeding, such costs, expenses, and attorneys' fees shall be included as part of such judgment. Notwithstanding the foregoing provision, in no event shall the successful party or parties be entitled to recover an amount from the unsuccessful party or parties for costs, expenses and attorneys' fees that exceeds the costs, expenses and attorneys' fees of the unsuccessful party or parties in connection with the action or proceeding.

        (c) Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

        (d) It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

        (e) This Agreement contains a complete statement of all the arrangements between the parties with respect to Executive's employment by the Company, this Agreement supersedes all prior and existing negotiations and agreements between them concerning Executive's employment, and this Agreement can only be changed or modified pursuant to a written instrument executed by each of the parties hereto; provided, however, Executive shall remain entitled to any benefits which are provided to him under the Company Benefit Plans.

        (f) All compensation payable hereunder shall be subject to such withholding taxes as may be required by law.

        (g) This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. The Company will require any successor, whether direct or indirect, by purchase, merger, consolidation or otherwise, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Except as expressly provided herein, Executive may not sell, transfer, assign, or pledge any of his rights or interests pursuant to this Agreement.

          (h) This Agreement shall be governed by and construed in accordance with the laws of the State of California, except to the extent governed by federal law.

          (i) Any notice or other communication required or permitted to be given hereunder shall be deemed properly given if personally delivered or deposited in the United States mail, registered or certified and postage prepaid, addressed to the Company at 200 North Sepulveda Blvd., Suite 300, El Segundo, CA 90245-4380, or to Executive at P.O. Box 1441, Pebble Beach, CA 93953, or at such other addresses as may from time to time be designated in writing by the respective parties.

          (j) This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same agreement, binding on all of the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have read, understood, and voluntarily executed this Agreement as of the day and year first above written.

                                            CB RICHARD ELLIS SERVICES, INC.

/s/ James J. Didion                             /s/ Ray Wirta
-------------------------                   By:______________________
JAMES J. DIDION                                  Ray Wirta
                                                 Chief Operating Officer